Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SmartStop Self Storage REIT, Inc.

Ladera Ranch, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 23, 2022, relating to the consolidated financial statements and financial statement schedule of SmartStop Self Storage REIT, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Costa Mesa, California
April 22, 2022